                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by Registrant   [X]

Filed by Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement     [ ] Confidential for Use of the Commission
                                         Only [as permitted by Rule 14a-6(e)(2)]
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240, 14a-11c or Section 240, 14a-12

                                   INSCI CORP
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
    Common Stock
    ----------------------------------------------------------------------------
(2) Aggregate member of securities to which transaction applies:
    N/A
    ----------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined:
    N/A
    ----------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
    N/A
    ----------------------------------------------------------------------------
(5) Total fee paid:  N/A

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Rule
    Act 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1) Amount previously paid:
    N/A

(2) Form, Schedule or Registration Statement No.:
    N/A

(3) Filing Party:
    N/A

(4) Date Filed:
    N/A

--------------------------------------------------------------------------------
                                   INSCI Corp
--------------------------------------------------------------------------------

                          Two Westborough Business Park
                        Westborough, Massachusetts 01581
                                 (508) 870-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 10, 1998

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INSCI Corp (the "Company") will be held at the Company's headquarters at Two Westborough Business Park, Westborough, MA 01581, on September 10, 1998, at 11:00 AM (the "Meeting"), for the following purposes:

           (1) To elect six (6) Directors to serve for the ensuing year or until their successors are elected and have been qualified.

           (2) To ratify the appointment of Pannell Kerr Forster PC as the independent public accountants for the Company's fiscal year ended March 31, 1998.

           (3) To ratify and approve the Board of Directors' resolution to extend the expiration term of the non-qualified stock options granted to three former members of the Board of Directors and to current members of the Board and Executive Officers of the Company from 90 days following termination of service or departure from the Board or as Executive Officers to 24 months from termination or departure.

           (4) Such other business as may be properly brought before the meeting or any adjournments thereof.

           Only those shareholders who were shareholders of record at the close of business on July 28, 1998 will be entitled to notice of, and to vote at the Meeting or any adjournment thereof. If a shareholder does not return a signed proxy card or does not attend the Annual Meeting and vote in person, the shares will not be voted. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a shareholder returns a signed proxy card but does not mark the boxes, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company's Board of Directors solicits proxies so each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

                              IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

July 29, 1998                       By Order of the Board of Directors
Westborough, MA
                                     /s/ DR. E. TED PRINCE
                                         ------------------------------------
                                         Dr. E. Ted Prince
                                         Chairman and Chief Executive Officer

--------------------------------------------------------------------------------
                                   INSCI Corp
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 10, 1998


      This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of INSCI Corp ("INSCI" or the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's headquarters at Two Westborough Business Park, Westborough, MA 01581, on September 10, 1998, at 11:00 AM, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are encouraged to attend the Annual Meeting. Your proxy is requested, however, whether or not you attend in order to assure maximum participation and to expedite the proceedings.

      At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions if the proxy is properly signed and returned to the Company before the Annual Meeting. You may revoke your proxy at any time prior to its being voted at the Annual Meeting by delivering a new duly executed proxy with a later date or by delivering written notice of revocation to the Secretary of the Company prior to the day of the Annual Meeting, or by appearing and voting in person at the Annual Meeting. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to the Company's stockholders on or about August 10, 1998. The Company's 1998 Annual Report to its stockholders on Form 10-KSB, filed electronically (EDGAR System) with the Securities and Exchange Commission on June 29, 1998, is also enclosed and should be read in conjunction with the matters set forth herein. The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company. No solicitation is planned beyond the mailing of this proxy material to stockholders.

      Abstentions and broker non-votes will be counted toward determining whether a quorum is present.

      The Principal executive offices of the Company are located at Two Westborough Business Park, Westborough, MA 01581. The telephone number is (508) 870-4000.


OUTSTANDING SHARES AND VOTING RIGHTS

      The only security entitled to vote at the Annual Meeting is the Company's Common Stock. The Board of Directors, pursuant to the Bylaws of the Company has fixed July 28, 1998 at the close of business, as the record date of the determination of Stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. At July 28, 1998, there were 7,104,610 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote at the Annual Meeting. A majority of the shares of Common Stock outstanding and entitled to vote which are represented at the Annual Meeting, in person or by proxy, will constitute a quorum. As per the Bylaws of the Company, provided a quorum (majority) of issued and outstanding shares entitled to vote are present in person or by proxy, a majority vote in favor of a proposal is required for approval of an agenda item.


PROPOSAL 1:     ELECTION OF DIRECTORS

      The Board of Directors of the Company proposes that the Company's current directors standing for re-election and the director nominee be elected as directors and serve until the next Annual Meeting of the Stockholders and continuing until their successors are elected and qualified. Unless authority is withheld on the proxy it is the intention of the proxy holder to vote for the directors standing for election named below.

      Certain information concerning the directors and executive officers of the Company is set forth in the following table and in the paragraphs following. Information regarding each such director's and executive officer's ownership of voting securities of the Company appears as "Securities Ownership of Certain Beneficial Owners and Management" below.

Name                              Current Position With Company                       Director Since
----                              -----------------------------                       --------------
                                  Directors Standing for Election
Dr. E. Ted Prince                 Chief Executive Officer, President, Director        1995
Francis X. Murphy                 Director                                            1995
Andre Daniel-Dreyfus              Director                                            1997
Thomas Farkas1                    Director                                            1998
Robert Little1                    Director                                            1998
Darryl R. Dobin1                  President, Director Nominee                         1998

      1 Messrs. Farkas and Little were appointed as directors of the Company in June 1998. Mr. Dobin was appointed as President in July, 1998.

Directors Standing for Election

      Dr. E. Ted Prince, age 51, was appointed President and Chief Executive Officer of the Company in June 1995. He was elected Chairman of the Board of Directors in August of 1995 and appointed and served as Chief Financial and Accounting Officer on an interim basis in May 1996 through July 1996. Dr. Prince has been President of several software and consulting companies. Dr. Prince currently serves and has served as a Director for several software companies and has a degree in Political Science from The University of New South Wales (Australia) and a Master and Ph.D. degree from Monash University in Australia.

      Francis X. Murphy, age 50, was elected a Director of the Company in September 1995. He is the founder of Emerging Technology Ventures, Inc. and has served as President and Chief Executive Officer from its inception in September 1994. From February 1994 through September 1994 Mr. Murphy was the President and Chief Operating Officer of Cryo-Cell International, Inc., a Research and Development stage medical products public company. From 1991 through 1994, he served as President and Chief Operating Officer of Creative Socio-Medics Corp., a wholly owned subsidiary of Advanced Computer Techniques, a provider of technology to the health care industry. Mr. Murphy also serves as a member of the Company's Audit and Compensation Committees. He holds both a Bachelors of Arts and Masters of Business Administration in Corporate Finance from Adelphi University.

      Andre Daniel-Dreyfus, age 58, was appointed a Director of the Company in June 1997. From 1989 to the present, Mr. Dreyfus has been Senior Vice President, Corporate Finance, at Fechtor Detwiler & Co. Inc. an investment banking firm. From 1979 to 1989 Mr. Dreyfus was Vice President at McTeague & Company, a private investment banking firm. Mr. Dreyfus holds a Bachelors of Arts and Master of Arts from Yale University.

      Thomas Farkas, age 77, was appointed as a Director of the Company in June, 1998. For the past five years, Mr. Farkas has been president of Dynamic Controls, a company engaged in the avionics business. Mr. Farkas has many years of experience in developing and growing a business involved in military technology and controls systems. Mr. Farkas is a major shareholder in the Company.

      Robert F. Little, age 81, was appointed as a Director of the Company in June, 1998. For the last five years, Mr. Little has been a private investor and is a shareholder in the Company. He is a retired attorney who specialized in civil litigation. Mr. Little has also been involved in real estate development and construction for his own account. He has an AB degree from Princeton and an LLB degree from Columbia Law School.

      Darryl R. Dobin, age 52, joined the Company as President in July, 1998. From April 1996 to July 1998, Mr. Dobin was the President of NEPS, Inc. a wholly-owned subsidiary of the Moore Corp. From 1992 to 1996, Mr. Dobin had been at Xerox Corp as Manager of the Marketing Partnership Group. Prior to Xerox, Mr. Dobin spent twenty two years at IBM and held numerous technical, sales and marketing positions. From 1988 to 1992, Mr. Dobin managed IBM's channel strategy for the US Marketing organization. He holds a BS degree in Administration and Management Science from Carnegie Mellon University.

Directors Not Standing for Re-election

      Leonard Gartner, age 56, Mr. Gartner served as a Director of the Company from September 1995 to June 1998. Mr. Gartner has chosen not to stand for re-election to the board. Mr. Gartner resigned from the Board as a result of a disagreement with the Company's renewal and extension of the employment agreement of E. Ted Prince, the Company's Chief Executive Officer.

      Richard Gerstner, age 58, served as a Director of the Company from March 1996 to June 1998. Mr. Gerstner has chosen not to stand for re-election to the board. Mr. Gerstner resigned from the Board as a result of a disagreement with the Company's renewal and extension of the employment agreement of E. Ted Prince, the Company's Chief Executive Officer.

      Mitchell Klein, age 48, served as a Director of the Company from June 1997 to June 1998. Mr. Klein has chosen not to stand for re-election to the board. Mr. Klein resigned from the Board as a result of a disagreement with the Company's renewal and extension of the employment agreement of E. Ted Prince, the Company's Chief Executive Officer.

Current Executive Officers of INSCI

In addition to Dr. Prince, the following INSCI employees are executive officers of the Company.

      John L. Gillis, age 45, is Executive Vice President of the INSCI and has held senior management positions with the Company since joining as Vice President Sales in November, 1990. Mr. Gillis has over nineteen years experience in the information processing industry, serving from 1985 to 1990 as Manager of National Accounts for Data General Corporation. Mr. Gillis began his career with IBM in 1973 and was involved in sales and sales management at Exxon, CPT, EXCEL and Data General.

      Krishan Canekeratne, age 32, was elected Chief Technology Officer and Senior Vice President of the Company in June 1995. He joined the Company in December 1989 as Project Manager/Senior Programmer and was promoted to Director of Software in September 1991, Vice President in November 1992 and Senior Vice President in November 1993. Prior to joining the Company, Mr. Canekeratne worked for the Independent Election Corporation of America. Mr. Canekeratne is no longer an officer and serves as a consultant to the Company.

      Roger C. Kuhn, age 55, joined the Company and was appointed Vice President Finance and Chief Financial Officer on July 29, 1996. From 1986 through 1994 Mr. Kuhn was Chief Financial Officer of Itran Corp./Acuity Imaging, Inc. From 1994 to 1995 Mr. Kuhn was Chief Financial Officer of Momentum Software Corp. Mr. Kuhn was also Vice President and Controller of Computervision Corporation. Mr. Kuhn holds a Bachelors of Science in Accounting and Masters of Business Administration in Finance from Fairleigh Dickinson University.

Meetings and Committees of the Board of Directors

      During the fiscal year ended March 31, 1998, there were eight meetings of the Board of Directors, of which all Directors attended more than 75% of the meetings. In addition, the Compensation and Audit Committees each met four times with full attendance by all members.

      The Audit Committee was established by the Board of Directors in September 1995 and consists of at least two non-employee directors. The primary purpose of the Audit Committee is to provide independent and objective oversight of the Company's accounting function and internal controls and to ensure the objectivity of the Company's financial statements. The Committee also reviews and advises the Board of Directors with respect to the Company's insurance coverage and tax policies. The Committee is responsible for engaging the Company's independent accountants and reviews with them (1) the scope and timing of their audit services and any other services they may be asked to perform, (2) their report on the Company's financial statements following the completion of the audit, and (3) the Company's policies and procedures with respect to internal accounting and financial controls. This Committee meets separately with representatives of the Company's independent accountants and with representatives of senior management. The Audit Committee had four meetings in fiscal year 1998.

The Compensation Committee

      The Compensation Committee was established by the Board of Directors in September 1995 and consists of at least two non-employee independent directors. The Committee advises the Board of Directors with respect to the Compensation of the Company's employee directors and executive officers and with respect to employee benefit plans. The Committee also is responsible for administering the Company's equity incentive plans and executive bonus program. The Compensation Committee held four meetings in fiscal year 1998.

      The Company's executive compensation program links management pay with the Company's annual and long-term performance. The program is intended to attract and retain highly qualified senior managers by providing compensation opportunities that are consistent with the Company's performance. The program provides for base salaries that reflect factors such as level of responsibility, individual contribution, internal fairness and external competitiveness; annual cash bonus awards that are payable for the achievement of financial and operational objectives; and long-term incentive opportunities in the form of stock options that strengthen the mutuality of interest between employees and the Company's stockholders. Among the Compensation Committee's objectives is establishing executive compensation levels comparable to that of companies of similar size and business activity. To that end, the Company will participate in and review the results of various industry surveys. In addition, the Committee may, from time to time, utilize the services of independent consultants to assess external marketplace pay practices. The Committee's purpose is to pay competitive compensation based on a total assessment of salary, cash bonuses and stock options. The Committee therefore uses its discretion and business judgment in setting executive compensation levels. The Committee believes that the resulting total cash compensation paid to the Company's executive officers is within the median range of the selected groups of comparative companies reflected in the data represented by the aforementioned industry surveys.

      The Committee also made decisions regarding the payment of cash bonuses to the Company's other executive officers. The purpose of the bonus plan is to reward executive officers based on the overall achievement of corporate goals. Individual bonus awards are based on a written evaluation of the degree of achievement of certain annual performance objectives. The Committee considers, without any specific assignment of weight thereto, factors such as the Company's overall financial performance, the individual's level of compensation relative to the external marketplace, individual performance versus objectives and overall value to the Company.

      Additionally, the Committee makes recommendations to the Board regarding the award of stock options to certain key employees. The purpose of this program is to provide long-term incentives to key employees to increase shareholder value and to align management's economic interests with those of shareholders. Such stock options have been directly awarded, or awarded under the 1992 Stock Options Plan and, under the 1997 Equity Incentive Plan. These options may be awarded in lieu of or in addition to the cash bonus, and generally incorporate vesting requirements to encourage key employees to continue in the employ of the Company and to encourage management's long-term perspective. The Committee considers the amounts and terms of prior grants in deciding whether to award options for the last completed fiscal year. With respect to the Company's stock option plans, the Committee has retained the services of a compensation consulting firm specializing in employee incentive programs to determine the most effective use of certain types of long term incentives such as stock options, restricted stock, stock appreciation rights and other forms of deferred compensation.

Compensation of Directors and Executive Officers

      The following table sets forth the compensation for each of the last three
(3) fiscal years earned by the Chief Executive Officer and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended March 31, 1998 (the "Named Executives"). The Company's compensation policies are discussed in "The Compensation Committee" section contained herein.

                        SUMMARY ANNUAL COMPENSATION TABLE

                                                                         Annual Compensation
                                                        --------------------------------------------------
                                                                                                               Long Term
                                                                                                              Compensation
                          Principal                                                               Other         Options
Name                      Position                      Year      Salary          Bonus       Compensation      Granted **
-----                     --------                      ----      ------          -----       ------------    ------------

Dr. E. Ted Prince         President and                 1998      $200,000               -    $32,147 (1)               -
                          Chief Executive               1997      $200,000               -    $31,596 (1)          75,000
                          Officer                       1996       157,692        $100,000      72,983(1)       1,200,000

John L. Gillis            Executive Vice                1998       175,000          85,025      9,000 (2)
                          President                     1997       165,000         110,330     90,707 (2)
                                                        1996       150,447          55,000     54,539 (2)         350,000

* Krishan Canekeratne     Senior Vice President         1998       144,000          93,891      6,000 (3)               -
                          Development                   1997       123,884          83,690      6,000 (3)               -
                                                        1996       118,461          52,454      5,538 (3)         350,000

Roger Kuhn                Vice President Finance        1998       135,000          11,666      6,000 (4)               -
                          and                           1997        82,212          36,250      3,923 (4)         100,000
                          Chief Financial Officer       1996             -               -              -               -


*David Grace              Acting Chief                  1998           (5)               -            (5)               -
                          Executive                     1997             -               -              -               -
                          Officer                       1996             -               -              -          10,000

*John Steinkrauss         Chief Financial Officer       1998             -               -              -               -
                          Vice President Finance        1997        21,578               -        808 (6)               -
                          & Administration              1996       123,536          11,000     18,615 (6)         125,000

* Indicates resignation
** The Company does not have a restricted stock award program

(1)In fiscal year 1998, Dr. Prince was paid a $6,000 living allowance, $10,359 for an automobile lease, $2,315 for garage rental and $13,473 for apartment rental. In fiscal year 1997, Dr. Prince was paid a $6,000 living allowance, $8,247 for an automobile lease, $2,204 for garage rental and $15,145 for apartment rental. Other compensation in 1996 represents $25,000 paid directly as a signing bonus and $25,000 paid indirectly as a consulting fee through Perth Ventures Inc. a company wholly owned by Dr. Prince. The remaining $22,983 is comprised of $4,269 living allowance, $6,098 payment for an automobile lease, $1,560 for garage rental, $10,686 for apartment rental and $370 for an automobile allowance.

(2)In fiscal year 1998, Mr. Gillis received an automobile allowance of $9,000. In fiscal year 1997, Mr. Gillis received an automobile allowance of $6,741 and $83,966 stemming from the surrender of 19,134 stock options as payment against a $150,000 loan made to Mr. Gillis in April 1994. Other compensation for 1996 of $54,539 includes, $21,003 which represents 1995 calendar year imputed interest relative to the loan and $27,810 from the surrender of 9,924 stock options to pay down the loan. The remaining $5,726 was an automobile allowance. Additional information relative to Mr. Gillis' loan is discussed herein under "Certain Relationships and Related Transactions".

(3)In fiscal years 1998 and 1997, Mr. Canekeratne was paid an automobile allowance in the amount of $6,000. Other compensation for 1996 represents an automobile allowance of $5,538.

(4)In fiscal year 1998 and 1997, Mr. Kuhn received an automobile allowance of $6,000 and $3,923 respectively.

(5)Mr. Grace is a past Director and was Chief Executive Officer for an interim period. Mr. Grace was not paid a salary.

(6)In fiscal year 1997, Mr. Steinkrauss was paid an automobile allowance of $808. Amounts for 1996 represent $5,538 for an automobile allowance and $13,077 in relocation costs.

Appointment of Officers and Directors

      On June 18, 1998, the Board of Directors of the Company appointed Thomas Farkas and Robert F. Little as members of the Board of Directors of the Company. On July 27, 1998, the Board of Directors appointed Darryl R. Dobin as President of the Company. Messrs. Farkas and Little and are serving as independent members of the Board of Directors and have been nominated to stand for election to the Board of Directors. Mr. Dobin joined the Company in July, 1998 as its President.

Option Grants during Fiscal Year 1998

        The following table provides information concerning options granted to officers and directors during the Fiscal Year ended March 31, 1998 and reflects the potential value of such options assuming 5% and 10% annual stock appreciation.

                                    Option Grants During Fiscal 1998

                                         Percent of                                     Potential Realizable Value at
                                        Total Shares                                        Assumed Annual Rates
                                         Underlying                                      of Stock Price Appreciation
                                           Options                                             for Option Term
                                         Granted to     Exercise       Expiration
Name                       Number       Employees in      Price           Date
                                         Fiscal Year    --------       ----------        5%              10%
                                         -----------                                     --              ---
Andre Daniel-Dreyfus        20,000          1.4%          $2.25        October 7, 02   $12,400        $ 27,400
Andre Daniel-Dreyfus       100,000          7.2%          $2.25           June 3, 02   $62,200        $137,400
Leonard Gartner             20,000          1.4%          $2.25        October 7, 02   $12,400        $ 27,400
Richard Gerstner            20,000          1.4%          $2.25        October 7, 02   $12,400        $ 27,400
Richard Gerstner           100,000          7.2%          $2.25          July 30, 02   $62,400        $137,400
Mitchell Klein              20,000          1.4%          $2.25        October 7, 02   $12,400        $ 27,400
Mitchell Klein             100,000          7.2%          $2.25           June 4, 02   $62,400        $137,400
Francis Murphy              20,000          1.4%          $2.25        October 7, 02   $12,400        $ 27,400
Roger Kuhn                  25,000          1.8%          $2.25           May 10, 07   $35,500        $ 89,750
Roger Kuhn                  75,000          5.4%          $2.25         April 11, 07  $106,200        $269,000

Option Exercises and Holdings

      The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the Named Directors and Executives:

Aggregate Option Exercises In Last Fiscal Year
And Fiscal Year End Option Values

                                                             Number of Shares               Value of Unexercised
                             Shares                         Underlying Options              In-the-Money Options
                            Acquired       Value            At March 31, 1998              At March 31, 1998 (2)
                          On Exercise    Realized
                              (#)         ($) (1)
Name                                                 Exercisable     Unexercisable     Exercisable   Unexercisable
----                                                 -----------     -------------     -----------   -------------
E. Ted Prince                  -             -          883,333          391,667            -               -
Richard Gerstner               -             -           66,666          153,334            -               -
Francis Murphy                 -             -          199,466          320,534            -               -
John Gillis                    -             -          206,669           91,667            -               -
Krishan Canekeratne            -             -          258,333           91,667            -               -
Roger Kuhn                     -             -           25,000           75,000            -               -
Robert Oxenberg              25,000       $28,250        76,667             -               -               -
Leonard Gartner                -             -          106,667           53,333            -               -
Mitchell Klein                 -             -             -             120,000            -               -
Andre Daniel-Dreyfus           -             -             -             120,000            -               -

(1) Calculated by multiplying the number of shares underlying options by the difference between the closing price of the Common Stock as reported by NASDAQ on the date of exercise and the exercise price of the options.

(2) Calculated by multiplying the number of shares underlying options by the difference between the closing price of the Common Stock as reported by NASDAQ on March 31, 1998 and the exercise price of the options.

Remuneration on Non-Management Directors

      Each member of the Board of Directors who is not an officer or employee of the Company is entitled to participate in the Directors Option Plan described below, and to receive reimbursement for travel and other expenses directly related to his activities as a director. The Company does not pay inside or outside Directors on a per meeting basis for attendance at Board of Director meetings or related Committee meetings. However, each outside Director may be compensated pursuant to a written agreement with the Company to provide specific types of professional services such as financial, accounting or tax advice covering compensation plans, acquisitions and debt/equity placements.

The following table summarizes the cash compensation paid to non-management directors for the last completed fiscal year. Information related to option grants for these directors is provided under the heading "Options Grants during Fiscal Year 1998" contained herein.

                                 Cash Compensation
                         -----------------------------------
                          Annual                 Consulting/
                         Retainer     Meeting      Other
       Name                Fees        Fees        Fees
-----------------        --------      ----      -----------
Francis X. Murphy        $72,000        --         $26,000
Leonard Gartner          $72,000        --         $22,000
Richard Gerstner           --           --         $11,500
Mitchell Klein             --           --         $22,000

Compensation Plans:

Employment Agreements

      Effective June 15, 1995, the Company entered into an employment agreement for a period of three years with Dr. E. Ted Prince (Dr. Prince) the Company's Chairman of the Board of Directors, President and Chief Executive Officer. Dr. Prince's employment agreement, as amended, provides for a base salary of $200,000 per annum to be paid through the term of the agreement, annual incentive bonuses based upon achievement of defined profitability criteria, 250,000 vested stock options to purchase 250,000 shares of common stock at an exercise price of $2.00 per share, and 950,000 vested stock options to purchase 950,000 shares of common stock at an exercise price of $1.66 per share. With respect to the latter options, if the employment of Dr. Prince is terminated for any reason during the thirty-six month period of the employment agreement, then he must return to the Company a pro-rata portion of the 950,000 options. The portion to be returned would be determined based upon the number of months remaining in the agreement after his termination date as a percent of the original term of thirty-six months. In the event of a change of control of the Company through merger or acquisition, the provisions with respect to the return of the stock options would be waived. Dr. Prince achieved a $100,000 management incentive bonus during fiscal year 1996 and stock option grant of 75,000 shares at an exercise price of $3.75 relating to fiscal 1997 performance. As of June 18, 1998 the Company's Board of Directors resolved to extend Dr. Prince's employment contract, with terms to be finalized during July, 1998.

      The Company has employment agreements with its other executive officers, which also includes annual incentive bonus attainment of defined profitability criteria and other performance related objectives. If an executive officer's employment is terminated for any reason other than voluntary resignation or for cause (as defined in the agreements) then a severance benefit will be paid. The severance benefit varies from officer to officer, but is not greater in any instance than six months salary and benefits. Exclusive of Dr. Prince, certain key members of management have been granted stock options as part of their compensation package. Mr. John L. Gillis and Mr. Krishan Canekeratne have 298,336 and 350,000 options, respectively.

      Mr. Roger C. Kuhn the Company's Chief Financial Officer and Vice President has an employment agreement at a base salary of $135,000 and a base annual incentive of $36,000 based on performance objectives. In addition, Mr. Kuhn was granted 100,000 stock options upon entering into his agreement.

      Additionally, the Company is currently finalizing the employment agreement with Mr. Darryl R. Dobin to serve as President of the Company.

Directors and Other Stock Options

   The Board of Directors adopted the Directors Option Plan (the Directors Plan") in 1992 to make service on the Board more attractive to present and prospective directors. The Directors Plan was amended in September 1995 to increase the number of shares authorized to 1,000,000. On July 29, 1996 the Directors Plan was amended so that each new director receive 100,000 stock options upon being appointed to the Board of Directors. In addition, the current change of control provision was modified to reflect immediate vesting.

   The Directors Plan is administered by a committee made up of at least two members of the Board of Directors. The exercise price per share of any option granted under the Directors Plan shall not be less than the fair market value of such shares on the date of grant. Eligible directors include all members of the Board of Directors who are not also employees of the Company or any parent or subsidiary of the Company. Options expire five years from the date of grant, subject to earlier termination in accordance with the terms of the Directors Plan. All rights to exercise options terminate 90 days following the date the optionee ceases to serve as a director of the Company with certain exceptions. At March 31, 1998 there were 205,000 Directors options outstanding and 795,000 options available for future grant.

   During fiscal 1996, the Company, with shareholder approval, granted aggregate stock options of 3,000,000 shares to new and continuing Directors and officers of the Company. The stock options are for a term up to five years and have vesting schedules based on different criteria including time qualifications and performance standards. The Company has included the underlying shares in its Form S-1 Registration Statement that has been declared effective by the Securities and Exchange Commission on October 6, 1997.

The 1997 Equity Incentive Plan

      The 1997 Equity Incentive Plan is the successor plan to the Company's 1992 Stock Option Plan (the Plan) which was terminated by shareholder ratification at the Company's annual meting in September 1996. Under the 1992 Plan, 4,000,000 shares of common stock $.01 par value were authorized and reserved for issuance in the form of incentive stock option and non-qualified stock options. Of these, 354,800 stock options had been granted as of March 31, 1998. These stock options are currently outstanding to employees of the Company and other key persons and, as such, will remain in effect according to their terms and conditions (including vesting requirements) as provided for in the 1992 Plan and individual stock option agreements. The remaining 3,645,200 authorized and reserved shares of common stock are no longer subject to issuance under the 1992 Plan.

      The Company, with shareholder approval, has reserved 3,000,000 shares for future use under the new 1997 Equity Incentive Plan (the 1997 Plan). These new shares, in effect, replace the shares remaining and not granted under the terminated 1992 Plan. As of March 31, 1998, there were 1,055,583 options granted under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the Committee) consisting of two or more non-employee directors of the Company who are not eligible to receive grants or awards under the 1997 Plan. The plan provides for the granting of equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock appreciation awards, restricted stock awards, deferred stock awards, and other performance-related or non-restricted stock awards. The new plan permits the Company to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Committee believes that the flexibility of the incentive award vehicles provided for by the 1997 Plan will enhance the effectiveness and cost efficiency of the Company's management incentive program in the best interest of shareholders.

      The Committee, subject to the provisions of the 1997 Plan will designate participants, determine the terms and provisions of each award, interpret the provisions of the plan and supervise the administration of the plan. The Committee may, in its sole discretion, delegate certain administrative responsibilities related to the 1997 Plan to Company employees or outside consultants, as appropriate. The exercise price of any stock option granted under the 1997 Plan shall not be less than the fair market value of the common stock of the Company on the date of grant. The Committee shall determine any service requirements and/or performance requirements pertaining to any stock awards under the 1997 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In April, 1994, the Company loaned John L. Gillis, presently the Company's Executive Vice President and Chief Operating Officer, and his wife, the amount of $150,000 to purchase a residence in Westborough, Massachusetts. During fiscal 1996 the Company established an allowance for loan loss as the underlying collateral had minimal value. However, Mr. Gillis has been repaying this loan through a surrender of a combination of stock options, salary and bonuses. During fiscal 1998 and 1997, the loan was reduced by $16,119 and $55,860 respectively. Interest on the loan was $7,434 and $9,522 during fiscal 1998 and 1997 respectively. The outstanding loan balance as of March 31, 1998 is $71,640 and is offset by an allowance for loan losses of the same amount.

      In June 1995, the Company commenced an interim office sharing arrangement on a month-to-month basis with Perth Ventures at a monthly charge of $2,000 per month. Dr. E. Ted Prince, who is President, Chief Executive Officer and Chairman of the Board of Directors of the Company, is 100% owner in and is President of Perth Ventures. In May, 1997 the Company increased its payment to Perth Ventures for this office to $3,300 per month based upon dedicated utilization of the space for Company business. The Company terminated its use of this office and reimbursement to Perth Ventures in March, 1998, upon expiration of Perth's lease for this space. Dr. Prince is also an investor in one $25,000 unit of the Company's 10% convertible preferred stock.

    The Company engaged Emerging Technology Ventures, Inc. ("ETVI") to manage its acquisition and strategic alliance activities. Mr. Francis X. Murphy ("Mr. Murphy"), who is President of ETVI, became a director of the Company in September, 1995. ETVI is paid a monthly retainer of $6,000. In addition, during fiscal 1998, ETVI was paid an additional $26,000 in connection with consulting services performed for the Company on behalf of the Company's Executive Committee. In October, 1995, ETVI was granted an incentive stock option to acquire 400,000 shares of the Company's Common Stock at an exercise price of $2.31 per share. These options are only exercisable to the extent that transactions are completed in accordance with the terms of the agreement. For completed transactions ETVI will receive a commission, which is offset against cumulative retainer fees paid and a portion of the stock options granted will vest concurrent with the date of the completed transaction. The arrangement with ETVI also provides that a portion of the stock options granted will vest upon arranging strategic sales alliances for the Company and that ETVI will receive 2% of the revenues generated from these alliances. During fiscal 1998, ETVI had 50,000 options vest as the result of strategic alliances established. The fair value of the 50,000 options vested were estimated to be approximately $20,000. Amounts earned related to the 2% of revenues from strategic alliances in fiscal 1998 were $2,967. As the result of the Company acquiring certain assets and business in fiscal 1997, ETVI received a success fee of $25,000 which was offset against the retainer and had an additional 14,262 options vested. At March 31, 1998, the remaining unvested options were 267,201. Subsequent to March 31, 1998 as the result of establishing additional strategic alliances, 75,000 options were vested.

      The company engaged Gartner and Associates as financial consultants to advise the Company. Mr. Leonard Gartner ("Mr. Gartner"), principal of Gartner and Associates, is a former director of the Company. Gartner and Associates was paid a monthly retainer of $6,000 plus expenses. In addition, during fiscal 1998 and 1997, Gartner and Associates was paid approximately $22,000 and $61,000 respectively in fees related to additional assignments for the preparation of the Company's annual report and Form S-1 Registration Statement.

      The Company has entered into an agreement with Technology Providers Ltd. ("TPL") of Sri Lanka under which TPL will provide computer programming services for certain software products under development and for selected customer application projects. Payments to TPL totaled $1,078,000 in fiscal 1998, and $652,000 in fiscal 1997. TPL is owned by family members of Mr. Krishan A. Canekeratne who is the Company's Senior Vice President of Development. Mr. Canekeratne has no direct ownership interest in TPL. In the opinion of management, the fees paid under this agreement are at fair market value rates. The Company has issued approximately $487,000 in purchase orders for services to be performed by TPL in fiscal 1999.

      During fiscal 1998, Richard Gerstner ("Mr. Gerstner") a former director of the Company was granted stock options to acquire 100,000 shares of the Company's common stock at an exercise price equal to the current market price as of the date granted. Subsequently, these options were re-priced to an exercise price of $2.25 per share with the provision that these options can only be exercised in the event that the Company's ten day trading price exceeds $3.38 per share. These options are only exercisable based upon the completion of a distributor agreement. None of these options have vested as of March 31, 1998. In addition, Mr. Gerstner was paid fees in the amount of $11,500 for consulting work performed for the Company during fiscal 1998.

      In June, 1997, Andre Daniel-Dreyfus and Mitchell Klein joined the Company's Board of Directors and each was granted 100,000 stock options vesting over three years at $3.38 per share and $3.25 per share, respectively, the fair market value at time of grant. In November, 1997 the options for these directors were re-priced to $2.25 per share, the fair market value in November, 1997, with the provision that these options can only be exercised in the event that the Company's ten day trading price exceeds $3.38 per share.

       In October, 1997, the Company's outside directors, Messrs. Daniel-Dreyfus, Gartner, Gerstner, Klein and Murphy were each granted 20,000 stock options vesting over three years at $2.25 per share, the fair market value at the time of grant, for their activities as members of the Company's executive, compensation and audit committees. In addition, during fiscal 1997, Mr. Gartner received a grant of 40,000 options at $4.06 per share in connection with his assistance in the audit and compensation committees.

      During fiscal 1998, Mitchell Capital, Inc., whose principal shareholder is Mitchell Klein, a former director of the Company, was paid consulting fees in the amount of $22,000 for work performed for the Company.

      During fiscal 1998 and 1997, Terry Prince, the wife of the Company's Chief Executive Officer, E. Ted Prince, was paid $5,200 and $7,460 respectively, for services performed on behalf of the Company.

      All of the grants of stock and options awarded by the Company were previously ratified by stockholders at the Company's annual meeting of stockholders.

Compliance With Section 16(a) of the Exchange Act

      The Company to the best of its knowledge has not received a copy of any Form 5 with respect to the fiscal year ended March 31, 1998 or any representations from any officer, director or 10% shareholder of the Company, other than Dr. Prince, Messrs. Gartner, Murphy, Dreyfus, Gillis, Canekeratne, Kuhn and Gerstner. Accordingly any other person who, at any time during the fiscal year, was a director, officer or beneficial owner of more than ten percent of the Company's Common Stock may have been required to file, on a timely basis, reports required by Section 16(a) during the most recent fiscal year or prior years.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth, to the best knowledge of the Company, as of March 31, 1998, certain information with respect to (1) beneficial owners of more than five percent (5%) of the outstanding Common Stock of the Company, (2) beneficial ownership of shares of the Company's Common Stock by each director and named executive; and (3) beneficial ownership of shares of Common Stock of the Company by all directors and officers as a group.

Name of Beneficial Owner                                  Shares of                            Total             % of Common
                                                           Common             Options/       Beneficial             Stock
                                                            Stock              Other          Ownership          Outstanding
----------------------------------------------------------------------------------------------------------------------------
Information Management Technologies Corp.                    486,032             --            486,032                9%
130 Cedar Street-4th Floor
New York, NY 10006

CEDE, Depository Trust Co.                                 2,205,087             --          2,205,087               42%
PO Box 20
New York, NY 10274

Thomas P. Farkas                                             375,653             --            375,653                7%
c/o Dynamic Controls
8 Nutmeg Road South
South Windsor, CT 06074

Dr. E. Ted Prince, CEO                                        18,180          893,667          911,847               15%
2 Westborough Business Park
Westborough, MA 01581

John L. Gillis, COO                                             --            206,669          206,669                4%
2 Westborough Business Park
Westborough, MA 01581

Roger Kuhn, CFO                                                 --             25,000           25,000             --
2 Westborough Business Park
Westborough, MA 01581

Krishan Canekeratne, Senior Vice President                       700          258,333          259,033                5%
2 Westborough Business Park
Westborough, MA 01581

Leonard Gartner, Director                                    100,000          106,667          206,667                4%
140 East 56th Street
New York, NY 10022

Francis X. Murphy, Director                                     --            199,466          199,466                4%
342 Madison Avenue
New York, NY 10173

Mitchell Klein, Director                                        --               --               --               --
33 Scott Avenue
Nashua, NH 03062

Andre Daniel-Dreyfus, Director                                  --               --               --               --
c/ Fechtor, Detweiler & Co., Inc.
155 Federal Street
Boston, MA 02110

Richard Gerstner, Director                                      --             66,666           66,666                1%
106 Saddle Hill Road
Stamford, CT 06903

All Directors and Executive Officers as a Group              118,880        1,756,468        1,875,348               27%

(1) Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons/entities indicated.

(2) Based upon the aggregate of all shares of Common Stock issued and outstanding as of March 31, 1998 in addition to shares issuable upon exercise of options or warrants currently exercisable or becoming exercisable within 60 days followings the date of this report and which are held by the individuals named on the table.

PROPOSAL 1: THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE SIX (6) NOMINATED DIRECTORS

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors have selected Pannell Kerr Forster PC as the Company's independent auditors for the fiscal year ended March 31,1998. Representatives of Pannell Kerr Forster PC are expected to be present at the Annual Meeting.

      The affirmative vote of a majority of the outstanding voting shares of the Company's Common Stock is required for the ratification of this selection.

THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

PROPOSAL 3: RATIFICATION OF THE BOARD OF DIRECTORS' RESOLUTION TO EXTEND THE EXPIRATION TERM OF THE NON-QUALIFIED STOCK OPTIONS GRANTED TO THREE FORMER MEMBERS OF THE BOARD OF DIRECTORS AND TO CURRENT MEMBERS Of THE BOARD AND EXECUTIVE OFFICERS OF THE COMPANY FROM 90 DAYS FOLLOWING TERMINATION OF SERVICE OR RESIGNATION FROM THE BOARD TO 24 MONTHS FORM TERMINATION OR
RESIGNATION

      With respect to the third item on the Agenda, the Board of Directors of the Company resolved to grant an extension of the exercise period from 90 days to 24 months for all issued and outstanding vested stock options awarded to three (3) former directors of the Company as well as to current directors and executive officers. The agreement entered into by and between the Company and each former director is subject to shareholder approval and ratification. The specific agreements are as follows:

      Richard Gerstner, a former Director, was granted immediate vesting of 20,000 stock options awarded to him as a non-employee Director for services performed as a member of Company's Executive and Compensation Committees, at an exercise price of $2.25 per share, for a period of 24 months or until June 18, 2000. Additionally, the agreement provides full vesting in 100,000 stock options for service as a Member of the Board of Directors of the Company, exercisable at $2.25 per share.

      The exercise of the aggregate 120,000 stock options are further proposed to be unrestricted as to market price and terms during the proposed extension of the 24 month exercise period. The agreement further provides that the Company will maintain a current effective Registration Statement for the underlying shares with respect to the options on a cost-free basis. Additionally, the agreement contains a provision wherein, in the event that Shareholders do not ratify, adopt and confirm the Board's resolution concerning the 24 month extension of the stock option from the current 90 days, then, and in that event, the Company has agreed to pay to Mr. Gerstner the sum of $25,000 per annum for an aggregate of $75,000 for three (3) years of service as compensation for services rendered on behalf of the Company in serving as a Member of the Board of Directors and as a Member of the Executive and Compensation Committees of the Board.

      Leonard Gartner a former Director and financial consultant to the Company, was granted vesting of 20,000 stock options awarded to him as a non-employee Director for services performed as a member of Company's Audit Committee, at an exercise price of $2.25 per share, commencing June 17, 1998, the date of his resignation as a Member of the Board of the Company. Mr. Gartner was further awarded and is fully vested in 100,000 stock options for services as a Member of the Board of Directors of the Company. Both the 20,000 options and 100,000 options are exercisable at $2.25 and $1.44 per share, respectively. Additionally, Mr. Gartner is vested in an additional 40,000 options exercisable at $4.06 per share.

      The exercise of the aggregate 160,000 stock options are further proposed to be unrestricted as to market price and terms during the proposed extension of the 24 month exercise period. The Agreement further provides that the Company will maintain a current effective Registration Statement for the underlying shares with respect to the options on a cost-free basis. Additionally, the Agreement contains a provision wherein, in the event that Shareholders do not ratify, adopt and confirm the Board's resolution concerning the extension of the stock options from the current 90 days , then, and in that event, the Company has agreed to pay to Mr. Gartner the sum of $25,000 per annum for an aggregate of $75,000 for his three (3) years of service as compensation for services rendered on behalf of the Company in serving as a Member of the Board of Directors and as a Member of the Audit Committee of the Board.

      Mitchell Klein, a former Director and consultant to the Company, was granted immediate vesting of 20,000 stock options awarded to him as a non-employee Director for services performed as a member of Company's Executive and Compensation Committees, at an exercise price of $2.25 per share. Additionally, Mr. Klein was further awarded and is fully vested in 66,667 stock options awarded to him for services as a Member of the Board of Directors of the Company. The options are exercisable at $2.25 per share. Mr. Klein has served on the Board for more than one (1) year and all of his Committee and two thirds of his Director options were agreed to be accelerated to the end of the full vesting period so that Mr. Klein would be vested in the aggregate of 86,667 options.

      The exercise of all the aggregate of 86,667 stock options are further proposed to be unrestricted as to market price and terms during the proposed extension of the 24 month exercise period. The Agreement further provides that the Company will maintain a current effective Registration Statement for the underlying shares with respect to the options on a cost-free basis.

      Additionally, the Agreement contains a further provision wherein, in the event that Shareholders do not ratify, adopt and confirm the Board's resolution concerning the extension of the stock option from the current 90-days, then, and in that event, the Company has agreed to pay to Mr. Klein the sum of $25,000 per annum for an aggregate of $37,500 for one and one-half years of service as compensation for services rendered on behalf of the Company in serving as a Member of the Board of Directors and as a Member of the Executive and Compensation Committees of the Board.

      Messrs. Gerstner, Gartner and Klein resigned from the Board as a result of a disagreement with the Company's renewal and extension of the employment agreement of E. Ted Prince, the Company's Chief Executive Officer.

      The Board has also resolved to extend the expiration period of vested stock options granted to all Directors and Executive Officers for a period of 24 months following their departure and/or resignation from the Company from the 90 days that is currently in effect. The 24 month extension of all vested options granted to a Director or an Executive Officer is further subject to the individual Director and/or Executive Officer not being discharged as a Director or Executive Officer for cause. The stock option program for Directors was previously ratified by Stockholders of the Company and are subject to all accounting and tax regulations, as made and provided by the applicable Internal Revenue Service regulations, and both Generally Accepted Accounting Principles and Securities and Exchange Commission ("SEC")-SX accounting regulations, with respect to the award and grant of stock options to Directors and Executive Officers of the Company. The policy of the Company and its Board is only to grant and award stock options at the fair market value as of the date of the grant, and to provide for vesting of those options on the basis of one-third or 33-1/3% annually for each Director of the Company. The extension of the expiration period from 90 days to 24 months was resolved by the Board in order to provide for additional non-cash incentive compensation to Directors and Executive Officers for their service and continued service to the Company in lieu of Director's fees to be paid to Directors by the Company, or additional compensation to be paid to Executive Officers of the Company.

THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF DIRECTORS OPTION PLAN

Deadline for Submitting Stockholder Proposals

      Rules of the Securities and Exchange Commission require that any proposal by a stockholder must be received by the Company for consideration at the 1999 Annual Meeting of Stockholders no later than March 1, 1999 if any such proposal is to be eligible for inclusion in the Company's Proxy materials for its 1999 Annual Meeting. Under such rules the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

Other Matters
      Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy.

COMMON STOCK PERFORMANCE

As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five year comparison of stock performance of the Company with the stock performance of appropriate smaller companies. The Company has selected the NASDAQ Composite Index (US) for the published industry index for stock performance comparison. The chart reflects the NASDAQ index for a five year period. INSCI's initial public offering was in April, 1994 and consisted of a unit of common stock and warrant (INSCI Units). In December, 1995, the Company's securities were listed separately, that is, INSCI Common Stock, and INSCI warrant.

Percent increase (decrease)        Mar 94    Mar 95   Mar 96    Mar 97    Mar 98
from March, 1994:
INSCI Units                          --       -67%      --        --        --
INSCI Common Stock                   --       --        -7%         2%      -75%
INSCI Warrants                       --       --         42%      -17%      --
Nasdaq Composite Index               --        11%       51%       68%      155%

Voting Procedure

      Under Delaware law, each holder of record is entitled to vote the number of shares owned by the shareholder for any agenda item. There are no cumulative voting rights for the shareholders of the Company.

      The Company is not aware of any other agenda item to be added to the agenda, as it has not been informed by any stockholder of any request to do so.

      There are no matters on the agenda which involve rights of appraisal of a stockholder. The Company incorporates by reference all items and matters contained in its Form 10-KSB for the Fiscal Year ended March 31, 1998 as filed with the Securities and Exchange Commission in addition to Form 10-QSB and Form 8-K Reports as filed with the Commission.


Dated July 29, 1998               BY ORDER OF THE BOARD OF DIRECTORS
Westborough, MA
                              /s/ DR. E. TED PRINCE
                                  ----------------------------------------
                                  Dr. E. Ted Prince
                                  Chairman and Chief Executive Officer

---------
P R O X Y
---------                          INSCI Corp
                          Two Westborough Business Park
                              Westborough, MA 01581

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Dr. E. Ted Prince, Francis X. Murphy, Andre Daniel-Dreyfus, Thomas Farkas and Robert F. Little as proxies each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote as designated below all shares of common stock of INSCI Corp held on record by the undersigned on July 28, 1998 at the Annual Meeting of Stockholders to be held on September 10, 1998 at 11:00 a.m. at the executive offices of the Company located at Two Westborough Business Park, Westborough, MA 01581 or any adjournment thereof.

1.  ELECTION OF DIRECTORS

[ ] For all nominees listed below              [ ] WITHHOLD AUTHORITY to vote
    (Except as marked to the contrary below        for all nominees listed below

   Dr. E. Ted Prince, Francis X. Murphy, Andre Daniel-Dreyfus, Thomas Farkas,
                      Robert F. Little and Darryl R. Dobin

 (Instruction: To withhold authority to vote for any individual nominee's name in the space provided below.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PANNEL KERR FORSTER PC. as the independent public accountants of the Corporation.
                FOR                  AGAINST                  ABSTAIN
                [ ]                    [ ]                      [ ]

3. PROPOSAL TO RATIFY AND APPROVE THE BOARD OF DIRECTORS' RESOLUTION TO EXTEND THE EXPIRATION TERM OF THE NON-QUALIFIED STOCK OPTIONS granted to three former members of the Board of Directors and to current members of the Board and Executive Officers of the Company from 90 days following termination of service or departure from the Board or as Executive Officers to 24 months from termination or departure.

                FOR                  AGAINST                  ABSTAIN
                [ ]                    [ ]                      [ ]

         In their discretion the proxies are authorized to vote upon such other further business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is provided, this proxy will be voted FOR Proposals 1 and 2.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                            Dated:________________________, 1998



                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Signature if held jointly

                                            Please mark, sign, date and return
                                            the proxy card promptly using the
                                            enclosed envelope.